UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 26, 2008 (August 20, 2008)

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As a result of the adoption of Internal Revenue Code Section (Code Section) 409A, First Place Financial Corporation (the Company) entered into an Amended Employment Agreement with its President and Chief Executive Officer, Steven R. Lewis, on August 20, 2008. Also as a result of the adoption of Internal Revenue Code Section (Code Section) 409A, First Place Bank (the Bank) entered into an original Employment Agreement with its President and Chief Executive Officer, Steven R. Lewis, on August 20, 2008. The purpose of the amended and original agreements is to insure that the agreements comply with Code Section 409A and to consolidate and restate the original Employment Agreement between the Company and Mr. Lewis effective July 1, 2003. With the exception of these changes to Mr. Lewis’ Employment Agreement with the Company, the terms of that Agreement remain otherwise unchanged. The foregoing description of Mr. Lewis’ Employment Agreements is qualified in its entirety by reference to the subject Employment Agreements which are incorporated by reference and attached as Exhibits 10.1 and 10.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended Employment Agreement dated August 20, 2008 between First Place Financial Corporation and Steven R. Lewis.

10.2	Employment Agreement dated August 20, 2008 between First Place Bank and Steven R. Lewis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: August 26, 2008	By:	/s/ David W. Gifford
David W. Gifford Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amended Employment Agreement dated August 20, 2008 between First Place Financial Corporation and Steven R. Lewis.

10.2	Employment Agreement dated August 20, 2008 between First Place Bank and Steven R. Lewis.

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